Exhibit 10.4

COLLECTION ACCOUNT INTERCREDITOR AGREEMENT

This COLLECTION ACCOUNT INTERCREDITOR AGREEMENT (as amended, modified, waived, restated or replaced from time to time, this “Agreement”), is dated as of October 5, 2020 among (i) PACIFIC GAS AND ELECTRIC COMPANY, a California corporation (the “Company”), (ii) MUFG BANK, LTD., a Japanese banking corporation, as Administrative Agent on behalf of the Credit Parties (as defined in the Receivables Financing Agreement defined below) under the Receivables Financing Agreement (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “RFA Administrative Agent”); (iii) each trustee, indenture trustee, lender, administrative agent, collateral agent, purchaser or other party (excluding any Securitization SPV (as defined below)) joined hereto by execution of a joinder agreement substantially in the form attached hereto as Exhibit A (each such party, a “Joined Party” and each such joinder agreement, a “Joinder Agreement”), (iv) each Securitization SPV joined hereto by execution of a Joinder Agreement and (v) Citibank, N.A., not in its individual capacity but solely as agent (the “Collection Account Agent”) for the RFA Administrative Agent, each Joined Party and each Securitization SPV.

RECITALS:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of the date hereof (as it may hereafter from time to time be further amended, restated or modified and as supplemented from time to time, the “Purchase Agreement”), between the Company, as seller, and PG&E AR Facility, LLC, a Delaware limited liability company, as buyer (the “Receivables Facility SPV”), the Company has sold and may hereafter sell to Receivables Facility SPV all of the Company’s right, title and interest in and to certain Receivables and the Related Rights (as such terms are defined in (or by reference in) the Purchase Agreement);

WHEREAS, pursuant to that certain Receivables Financing Agreement, dated as of the date hereof (as it may hereafter from time to time be further amended, restated or modified and as supplemented from time to time, the “RFA” and, together with the Purchase Agreement, the “Receivables Documents”), by and among the Receivables Facility SPV, as borrower, the Company, as servicer (the “Servicer”), the RFA Administrative Agent and the financial institutions and other entities party thereto as lenders and as group agents (such lenders, group agents and the RFA Administrative Agent being collectively referred to as the “Receivables Lenders”), the Receivables Facility SPV has granted a security interest in the Receivables, all Related Security and Collections thereof (as each such term is defined in (or by reference in) the RFA defined below) (collectively referred to herein as the “Receivables Facility Collateral”) to the RFA Administrative Agent for the benefit of the Receivables Lenders;

WHEREAS, the Company expects from time to time to sell to one or more Joined Parties or Securitization SPVs, or grant security interests to one or more Joined Parties or Securitization SPVs in, charges imposed upon customers of the Company where such charges are created pursuant to a “financing order” (as such term is defined in the California Public Utilities Code) or similar order issued by the California Public Utilities Commission, which charges and the related purchased property are collateral for securities issued by the Company or one or more Securitization SPVs where one or more related Joined Parties will act as indenture trustee or otherwise in a collateral agency arrangement for the holders of the securities issued by the

Company or one or more Securitization SPVs (such charges, to the extent that they do not include any of the following: (A) electrical generation charges, (B) electrical transmission charges, (C) electrical distribution charges, (D) gas generation charges, (E) gas transmission charges and (F) gas distribution charges, the “Customer Charges”);

WHEREAS, the Receivables and the Customer Charges may be invoiced collectively on single bills sent to the Company’s retail customers (the “Customers”), which Customers are obligated to pay both the Receivables and the Customer Charges; and

WHEREAS, the parties hereto wish to agree upon their respective rights relating to the Receivables, the Customer Charges, the Retained Assets (as defined below), collections and proceeds of the foregoing and any bank accounts into which collections and proceeds of the foregoing may be deposited, as well as other matters of common interest to them which arise under or result from the coexistence of the Receivables Documents (as defined below) and the Joined Party Transaction Documents (as defined below) and the commingling of collections and proceeds of the Receivables, the Customer Charges and the Retained Assets;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Definitions.

1.1 Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Collateral” means all right, title and interest of each of the Account Secured Parties in, to and under (a) each Collection Account and (b) the Items Collateral.

“Account Secured Party” means each of the Receivables Facility SPV, the RFA Administrative Agent, each Joined Party and each Securitization SPV.

“Administrative Agents” means, collectively, the RFA Administrative Agent and each Joined Party.

“Agreement” has the meaning set forth in the recitals.

“Allocation Services” has the meaning set forth in Section 6(a).

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York City, New York or San Francisco, California.

“Collateral” means, collectively, the Receivables and the Customer Charges.

“Collection Account” means each account listed on Schedule I to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof and of each Financing Agreement) (in each case, in the name of the Company) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to a Collection Account Control Agreement for the purpose of receiving Collections.

“Collection Account Agent” has the meaning set forth in the preamble.

“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.

“Collection Account Control Agreement” means each agreement, in form and substance satisfactory to the Collection Account Agent, among the Company, the Collection Account Agent and a Collection Account Bank, governing the terms of the related Collection Accounts that provides the Collection Account Agent with control within the meaning of the UCC over the deposit accounts subject to such agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Collections” means, with respect to any item of Collateral or Account Collateral, all funds that are received by the Company, any affiliate of the Company in payment of any amounts with respect to such Collateral or Account Collateral (including purchase price, service charges, finance charges, interest, fees and all other charges) and all Proceeds of such Collateral or Account Collateral.

“Company” has the meaning set forth in the preamble.

“Control Direction” has the meaning set forth in Section 12.1.

“Control Period” means the period commencing on the date of delivery of a Control Direction to the Collection Account Agent by any Administrative Agent and continuing until the date such Control Direction is rescinded by delivery to the Collection Account Agent of the related Termination Notice.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Company in effect on the date hereof and described in Exhibit C.

“Customer Charges” has the meaning set forth in the recitals.

“Customers” has the meaning set forth in the recitals.

“Default” means the occurrence of any event that causes any “Event of Default”, “Termination Event”, “Servicer Termination Event” or other similar term defined in the RFA or any Joined Party Transaction Document.

“Diverted Funds” has the meaning set forth in Section 5.7.

“Excess Amount” has the meaning set forth in Section 5.7.

“Financing Agreement” means any of the RFA and any Joined Party Transaction Document.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indemnified Amounts” has the meaning set forth in Section 28.

“Indemnified Party” has the meaning set forth in Section 28.

“Indemnitee” has the meaning set forth in Section 18.6.

“Items Collateral” means, collectively, all checks, drafts, instruments, cash and other items at any time received in and/or for deposit to any Collection Account, and all wire transfers of funds, automated clearing house entries, credits from a merchant card transaction and other electronic funds transfers or other funds deposited in, credited to, or held for deposit in or credit to, any Collection Account.

“Joinder Agreement” has the meaning set forth in the preamble

“Joined Party” has the meaning set forth in the preamble.

“Joined Party Account” with respect to any Joined Party, means the account, if any, specified as such in the related Joinder Agreement.

“Joined Party Lenders” with respect to any Joined Party Transaction, each lender, note holder, purchaser or other party that has any right to receive payment under such Joined Party Transaction that is secured by any Joined Party Transaction Collateral.

“Joined Party Transaction Collateral” means with respect to any Joined Party Transaction, the Customer Charges identified in the related Joinder Agreement, together with all Collections and Proceeds thereof. For the avoidance of doubt, “Joined Party Transaction Collateral” shall not include any Receivables or Proceeds thereof.

“Joined Party Transaction” means the Transaction evidenced by the Joined Party Transaction Documents related to a Joinder Agreement.

“Joined Party Transaction Documents” has the meaning set forth in the applicable Joinder Agreement.

“Lenders” means the Receivables Lenders or the Joined Party Lenders, as applicable.

“Lien” means any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security title, security interest or other arrangement which as the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind to secure or assure the payment of indebtedness, obligation or liability, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing.

“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed a Collection Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables or any Customer Charges and which is listed on Schedule I (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof and of each Financing Agreement).

“Organizational Documents” means with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person and (b) the bylaws or operating agreement (or the equivalent governing documents) of such Person.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority.

“Pro Rata Portion” means, with respect to any Administrative Agent, a percentage, (a) the numerator of which is the aggregate notional amount owing to the related Lenders under the related Financing Agreement and (b) the denominator of which is the aggregate amount owing under all Financing Agreements.

“Proceeds” has the meaning given to the term “proceeds” under the UCC.

“Purchase Agreement” has the meaning set forth in the recitals.

“Rating Agency Condition” has the meaning or meanings (if any) set forth in the Receivables Documents or the Joined Party Transaction Documents and if not so defined therein, means the consent of the Administrative Agent with respect to each Transaction.

“Receivables” has the meaning given to such term in the RFA.

“Receivables Documents” has the meaning set forth in the recitals.

“Receivables Facility” means the receivables financing transaction evidenced by the Receivables Documents.

“Receivables Facility Collateral” has the meaning set forth in the recitals.

“Receivables Facility SPV” has the meaning set forth in the recitals.

“Receivables Facility SPV Account” has the meaning given to the term “Borrower Account” in the RFA.

“Receivables Lenders” has the meaning set forth in the recitals.

“Replacement Collection Agent” has the meaning set forth in Section 6(b).

“Required Parties” means, in the case of any Control Direction, any of the Administrative Agents, in the case of a Termination Notice, the Administrative Agent that delivered the related Control Direction, and in the case of any other direction made hereunder, all of the Administrative Agents.

“Requirement of Law” means, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Retained Assets” has the meaning set forth in Section 3.

“RFA” has the meaning set forth in the recitals.

“RFA Administrative Agent” has the meaning set forth in the preamble.

“Securitization SPV” means the issuer or borrower of indebtedness secured by Customer Charges identified as Joined Party Transaction Collateral.

“Securitization SPV Account” with respect to any Securitization SPV, means the account, if any, specified as such in the related Joinder Agreement.

“Servicer” has the meaning set forth in the recitals.

“Servicer Notice” has the meaning set forth in Section 6(b).

“Termination Notice” has the meaning set forth in Section 12.1.

“Transaction” means the Receivables Facility or a transaction involving a Joined Party pursuant to such Joined Party’s Joined Party Transaction Documents, as applicable.

“Transaction Documents” means the Receivables Documents or the Joined Party Transaction Documents, as applicable.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unallocated Items” has the meaning set forth in Section 5.5.

1.2 Other Definitional Provisions.

Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in any certificate, report or other document made or delivered pursuant hereto.

Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement or any certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

References to the “parties”, the “parties hereto” and similar references shall refer to the parties to this Agreement as of the date of this Agreement and each Person who becomes a party to this Agreement pursuant to a Joinder Agreement.

2. Grant of Security Interest; Acknowledgement of Ownership Interests and Security Interests.

2.1

As security for the performance by PG&E of its obligations under the Receivables Documents and under each Joined Party Transaction Document, PG&E undertakes to grant and hereby grants to the Collection Account Agent for its benefit and the ratable benefit of each of the Administrative Agents, a continuing security interest in, all of PG&E’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising, the Lock-Boxes, Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes, Collection Accounts and amounts on deposit therein and all proceeds of the foregoing.

2.2

Each of the parties hereto hereby acknowledges the ownership interest of the Receivables Facility SPV and the security interests of the RFA Administrative Agent in the Receivables and the revenues, collections, claims, rights, payments, money and proceeds arising therefrom. Each of the parties hereto hereby acknowledges the ownership interest of each Joined Party in related Joined Party Transaction Collateral. The parties hereto agree that the Joined Party Transaction Collateral and the Receivables each shall constitute separate property rights notwithstanding that they may be evidenced by a single bill. The Company, the Receivables Facility SPV and the Servicer further agree that they will not include any Joined Party Transaction Collateral in calculating the amount of the Receivables sold or to be sold under the Receivables Documents. The Company and each Securitization SPV further agrees that it will not include any Receivables in calculating the amount of the Joined Party Transaction Collateral sold or to be sold under the related Joined Party Transaction Documents. Accordingly, the RFA Administrative Agent, the Receivables Facility SPV and the Servicer each acknowledge that, notwithstanding anything in the Receivables Documents to the contrary, none of such parties has any interest in any Joined Party Transaction Collateral, and each Joined Party and Securitization SPV acknowledges that, notwithstanding anything in the Joined Party Transaction Documents to the contrary, none of such parties has any interest in the Receivables or any Proceeds thereof.

3.

The Collection Accounts. Each of the Collection Accounts has been established for the deposit of the amounts representing payments sent by (i) obligors of Receivables, (ii) obligors of Customer Charges and (iii) obligors in respect of amounts not constituting Receivables or Customer Charges (the “Retained Assets”). For the avoidance of doubt, “Retained Assets” shall not include any Receivables Facility Collateral or Joined Party Transaction Collateral.

4.	[Reserved].

5.	Priorities with Respect to Collections.

5.1

Each of the parties hereto hereby acknowledges that the RFA Administrative Agent has a first priority perfected security interest in the Receivables (including, without limitation, Collections thereon and Proceeds thereof from time to time and that may be deposited from time to time in any Collection Account) and agrees not to contest the validity, priority or perfection of such security interest.

5.2	Each Administrative Agent and each Securitization SPV hereby acknowledges that it has no interest in any Retained Assets.

5.3

Each of the parties hereto hereby acknowledges that each Joined Party, as administrative agent, collateral agent, trustee, indenture trustee, purchaser or lender under the related Joined Party Transaction Documents, has a first priority perfected security interest in such Joined Party’s related Joined Party Transaction Collateral (including, without limitation, Collections thereon and Proceeds thereof from time to time and that may be deposited from time to time in any Collection Account) and agrees not to contest the validity, priority or perfection of such security interest.

5.4	The Company, for the benefit of the other parties hereto, agrees to:

(i) hold all Collections in the Collection Accounts in trust for the benefit of the other parties hereto, as their respective interests may appear, subject to the perfected security interest of the Collection Account Agent in the Collection Accounts and the provisions of the Receivables Documents, the Joined Party Transaction Documents and this Agreement;

(ii) allocate and remit funds from the Collection Accounts (x) in the case of Collections relating to the Joined Party Transaction Collateral, to the applicable Joined Party Account or Securitization SPV Account, as applicable, at the times and in the manner specified in the related Joined Party Transaction Documents; and (y) in the case of Collections relating to the Receivables, to the Receivables Facility SPV Account at the times and in the manner specified in the Receivables Documents; provided, that if a remittance of Collections by a Customer is less than the aggregate amount due and payable by such Customer, the aggregate amount of such remittance will be allocated among all of such Customer’s Customer Charges and Receivables as follows: (a) unless otherwise required by applicable law, then pursuant to the terms of the Credit and Collections Policy and the contract giving rise to, or governing, such Customer Charges and Receivables, (b) unless otherwise required by applicable law or such contract and the Credit and Collection Policy, then as specified by such Customer, (c) unless otherwise required by applicable law or such contract and the Credit and Collection Policy, and if not so specified by such Customer, first, to payment of amounts then owing by such Customer in respect of Receivables and second, to payment of amounts then owing by such Customer in respect of Customer Charges; and

(iii) maintain records as to the amounts deposited into the Collection Accounts, the amounts remitted therefrom and the allocations as provided in Section 5.4(ii).

5.5

Each of the parties hereto hereby acknowledges that from time to time the Collection Accounts may contain Items Collateral and amounts that are not readily identifiable as proceeds of Retained Assets or property of or Collateral pledged to (including, without limitation, Collections and Proceeds) a party to this Agreement (such Items Collateral and amounts, the “Unallocated Items”).

5.6

On or before the third (3rd) Business Day of each calendar month, all Items Collateral and amounts constituting Unallocated Items for sixty (60) days or more as of the last day of the preceding calendar month shall be paid to or for the benefit of the Receivables Lenders.

5.7

If any Account Secured Party shall receive any distribution in accordance with this Article 5 (an “Excess Amount”) that is later identified as property of another Account Secured Party (“Diverted Funds”), the Account Secured Party who received such Diverted Funds and applied such Diverted Funds to amounts owing to any Lender under any Transaction Document shall promptly pay to the Account Secured Party entitled to receive such Diverted Funds an amount equal to the amount of such Diverted Funds. To the extent that any Diverted Funds are released to the Company, the Receivables Facility SPV or any Securitization SPV, the Company shall promptly pay to the Account Secured Party entitled to receive such Diverted Funds an amount equal to the amount of such Diverted Funds.

5.8

During a Control Period, the Collection Account Agent shall cause each Collection Account Bank to distribute, Items Collateral and any other amounts from each Collection Account maintained by such Collection Account Bank to an account maintained by the Collection Account Agent for the benefit of the Account Secured Parties for allocation and remittance by the Collection Account Agent in accordance with the allocations provided in Section 5.4(ii) as directed in writing by the Required Parties.

5.9

In the event that one or more Administrative Agents disputes, in good faith, the allocation of Items Collateral and any other amounts from the Collection Accounts, it shall notify the other Administrative Agents and the Collection Account Agent of the amount so disputed. The Administrative Agents shall cooperate in good faith and use commercially reasonable efforts to promptly resolve any such dispute in accordance with the foregoing allocation criteria. Such disputed amount shall be held by the Collection Account Agent in the Collection Accounts until such time as the Collection Account Agent receives written confirmation and direction from the Required Parties of the resolution of such dispute and the appropriate allocation of such funds to the applicable Administrative Agents. If the Administrative Agents are unable to resolve such dispute within ten (10) Business Days, any Administrative Agent, by written notice to the other Administrative Agents, may appoint an independent certified public or chartered accountant of national standing and consented to in writing by the other Administrative Agents (such consent not to be unreasonably withheld or delayed) to resolve such dispute. The costs and expenses of any such accountant shall be paid by the Company from its own funds.

6.	Agreements of the Company.

(a) The Company agrees to allocate and remit funds received from customers for the benefit of the each of the Receivables Facility SPV, each Administrative Agent and each Securitization SPV, respectively, and shall control the movement of such funds out of the Collection Accounts (such allocation, remittance and deposits hereafter called the “Allocation Services”) in accordance with the terms of this Agreement and the Credit and Collection Policy. The same entity must always act as servicer in the performance of the Allocation Services with respect to the Joined Party Transaction Documents and the Receivables Documents.

(b) In the event that any Joined Party is entitled to, and desires to, exercise its right, pursuant to its Joined Party Transaction Documents, to replace the Company as servicer, collection agent or similar role thereunder, or in the event that the RFA Administrative Agent is entitled to, and desires to, exercise its right to replace the Company as Servicer, and therefore to terminate the role of the Company as the provider of the Allocation Services hereunder, the party desiring to exercise such right shall promptly give written notice to the other Administrative Agents (the “Servicer Notice”) in accordance with the notice provisions of this Agreement and consult with the other Administrative Agents with respect to the Person who would replace the Company as the provider of the Allocation Services hereunder. Any successor to the Company as the provider of the Allocation Services hereunder shall be agreed to by the Administrative Agents within ten (10) Business Days of the date of the Servicer Notice, and such successor shall be subject to satisfaction of the Rating Agency Condition and otherwise satisfy the provisions of the respective Joined Party Transaction Documents and the Receivables Documents. The Person named as replacement collection agent in accordance with this Section 6 is referred to herein as the “Replacement Collection Agent.”

(c) Anything in this Agreement to the contrary notwithstanding, any action taken by any Administrative Agent to appoint a Replacement Collection Agent pursuant to this Section 6 shall be subject to the Rating Agency Condition and the consents, if required by law, regulation, regulatory order or of the California Public Utility Commission and as may be required by the Receivables Documents or any Joined Party Transaction Document. The parties hereto acknowledge and agree that any approval or consent of any rating agency that is required in order to satisfy the Rating Agency Condition is not subject to any standard of commercial reasonableness, and the parties are bound to satisfy this condition whether or not the rating agencies are unreasonable or arbitrary.

(d) Anything in this Agreement to the contrary notwithstanding, the Company’s obligations to the Collection Account Agent hereunder shall survive notwithstanding that a Replacement Collection Agent has replaced the Company as the provider of the Allocation Services hereunder.

7.

Cooperation and Information. The parties hereto agree to use commercially reasonable efforts to cooperate with each other in connection with the matters contemplated by this Agreement, including, without limitation, furnishing to each other information concerning any Items Collateral and amounts held in the Collection Accounts.

8.

Accountings. The Company agrees to render statements to each Administrative Agent and each Securitization SPV upon the reasonable request of such Person, which statements shall identify in reasonable detail the application of all Items Collateral and amounts from time to time deposited in the Collection Accounts (including, without limitation, Collections and Proceeds) as provided in this Agreement.

9.

Agency for Perfection. Each of the RFA Administrative Agent and each Joined Party hereby appoints the Collection Account Agent and each other party as its agent for purposes of perfecting by possession its security interests and ownership interests and Liens in and on the Collateral (including, without limitation, Collections and Proceeds). In the event that the RFA Administrative Agent becomes aware that it has obtained possession of any of Joined Party Transaction Collateral, the RFA Administrative Agent shall (i) notify the Collection Account Agent or the related Joined Party, as applicable, of such fact, (ii) unless it has already released such Joined Party Transaction Collateral to the Company or the Receivables Facility SPV, shall hold such Joined Party Transaction Collateral in trust for the benefit of the related Joined Party or Securitization SPV and (iii) unless it has already released such Joined Party Transaction Collateral to the Company or the Receivables Facility SPV, shall deliver such Joined Party Transaction Collateral to the applicable Joined Party or Securitization SPV upon request (at the sole cost and expense of the Company). In the event that any Joined Party becomes aware that it has obtained possession of any of the Receivables Facility Collateral, such Joined Party shall notify the RFA Administrative Agent and the Collection Account Agent of such fact, shall hold such Receivables Facility Collateral in trust for the benefit of the Receivables Lenders and shall deliver such Receivables Facility Collateral to the RFA Administrative Agent upon request (at the sole cost and expense of the Company).

10.

Independent Credit Investigations. None of the Administrative Agents or any of their respective directors, officers, agents or employees shall be responsible to any other party or to any other Person for the solvency, financial condition or ability of the Collection Account Agent, the Servicer, the Receivables Facility SPV or any Securitization SPV or for the worth of any of the Collateral, or for statements of the Collection Account Agent, the Servicer, the Receivables Facility SPV or any Securitization SPV, whether oral or written, or for the validity, sufficiency or enforceability of the security interests of any of the Administrative Agents or the Collection Account Agent, any of the Receivables Documents or any of the Joined Party Transaction Documents. Each of the Administrative Agents has entered into this Agreement and its agreements with the Company and the Receivables Facility SPV or its Securitization SPV, as applicable, based upon its own independent investigations. None of the Administrative Agents or any of their respective directors, officers, agents or employees (i) has made any warranty or representation to any other party to this Agreement or (ii) has relied upon any representation of any other party to this Agreement with respect to matters identified or referred to in this Section 10.

11.	[Reserved].

12.	Control of Collection Accounts.

12.1

Prior to delivery of a Control Direction, the Company shall have the rights and powers concerning the Collection Accounts contemplated by the Receivables Documents or the Joined Party Transaction Documents, as applicable, including, but not limited to, the right to: (i) direct the disposition of funds in the Collection Accounts (including dispositions to or for the benefit of itself, the Receivables Facility SPV or any Securitization SPV with respect to amounts representing Collections of assets owned by them and/or the Collection Account Agent), (ii) withdraw any amounts from the Collection Accounts for application in accordance with the Receivables Documents or the Joined Party Transaction Documents, as applicable, or (iii) draw upon or otherwise exercise any authority or powers with respect to any of the Collection Accounts and all other Account Collateral in any of the Collection Accounts. Notwithstanding anything herein to the contrary, upon delivery to the Collection Account Agent by any of the Administrative Agents of unilateral written notification and instruction substantially in the form of Exhibit B hereto (a “Control Direction”) and until termination thereof in accordance with this Section 12.1, the Collection Account Agent shall, in accordance with such Control Direction, (i) promptly, but in any event within one (1) Business Day of receipt of such Control Direction, deliver to each Collection Account Bank a “Notice of Sole Control”, a “Notice of Exclusive Control”, a “Notice of Control” or other notice of control in accordance with each of the Collection Account Control Agreements and (ii) cause each Collection Account Bank to transfer all Items Collateral and amounts from the applicable Collection Accounts to an account or accounts maintained by the Collection Account Agent for the benefit of the Account Secured Parties for allocation and remittance by the Collection Account Agent in accordance with the allocations provided in Section 5.4(ii) as directed in writing by the Required Parties. The Collection Account Agent is hereby authorized to establish an account corresponding to each Collection Account for the purposes specified herein. Upon receipt by the Collection Account Agent of a Control Direction, the Collection Account Agent shall act in accordance with such Control Direction without consent of or notice to the Company, the Receivables Facility SPV or any

Securitization SPV; provided, however, a copy of such Control Direction shall be delivered promptly by the Administrative Agent that delivered such Control Direction to the other Administrative Agents, the Company, the Receivables Facility SPV and each Securitization SPV; provided, further, that any failure by such Administrative Agent to deliver, or any failure by any of the other Administrative Agents, the Company, the Receivables Facility SPV or any Securitization SPV to receive, a copy of such Control Direction shall not cause such Control Direction to be ineffective. Any Control Direction may be terminated by delivery to the Collection Account Agent of written notice from the Administrative Agent that delivered such Control Direction terminating such Control Direction (each such notice being a “Termination Notice”). Upon receipt of a Termination Notice, the Collection Account Agent shall notify each of the Collection Account Banks that the applicable “Notice of Sole Control”, “Notice of Exclusive Control”, “Notice of Control” or other notice of control has been terminated. Each Administrative Agent agrees that it will not deliver a Control Direction hereunder except in accordance with the provisions of such Administrative Agent’s Receivables Documents or Joined Party Transaction Documents, as applicable.

12.2

Each of the Administrative Agents appoints the Collection Account Agent as its agent and authorizes it to exercise such rights, powers, authorities and privileges as are expressly delegated to the Collection Account Agent by the terms of this Agreement (including the right to instruct the Collection Account Banks as to each Administrative Agent’s interest in the Account Collateral and amounts deposited into the Collection Accounts).

12.3

The Company shall promptly pay reasonable all costs and expenses incurred by the Administrative Agents in connection with allocations of amounts in the Collection Accounts from time to time after demand from any such party accompanied by an invoice setting forth such costs and expenses in reasonable detail.

12.4

The Collection Account Agent shall not agree to terminate, amend, supplement, waive or otherwise modify any Collection Account Control Agreement without the prior written consent of each Administrative Agent.

12.5

During any Control Period, any outstanding fees, indemnities, costs, charges, expenses or disbursements of any kind owing to the Collection Account Agent in accordance with the terms of this Agreement may be withdrawn by the Collection Account Agent from the Collection Accounts the amount of such costs and expenses in payment of such costs and expenses, prior to any disbursement of amounts to the Administrative Agents pursuant to Section 5.8, which amounts shall be applied, first, as a reduction of amounts that constitute Retained Assets and second, from amounts owing to the Administrative Agents ratable in accordance with their Pro Rata Portions, in each case as directed jointly in writing by the Administrative Agents.

13.

Marshalling of Assets. Nothing in this Agreement will be deemed to require any of the Administrative Agents (i) to proceed against certain property securing their respective security interests (or any other obligation or liability under the Receivables Documents or the Joined Party Transaction Documents, as applicable) prior to proceeding against property subject to such security interest or obligations or liabilities or against any Persons guaranteeing any such obligations or (ii) to marshal the contracts upon the enforcement of any of their remedies under any of the Receivables Documents or the Joined Party Transaction Documents, as applicable.

14.

Administrative Agents and Trustees. The resignation or removal of any of the Administrative Agents as administrative agent, collateral agent, trustee or indenture trustee under the Receivables Documents or any Joined Party Transaction Documents and the appointment of a successor administrative agent, collateral agent, trustee or indenture trustee shall also constitute substitution of a successor administrative agent, collateral agent, trustee or indenture trustee under this Agreement. Upon the acceptance of any appointment as successor administrative agent, collateral agent, trustee or indenture trustee under the Receivables Documents or the applicable Joined Party Transaction Documents, that successor administrative agent, collateral agent, trustee or indenture trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed administrative agent, collateral agent, trustee or indenture trustee under this Agreement, and the retiring or removed administrative agent, collateral agent, trustee or indenture trustee under this Agreement shall promptly transfer to such successor administrative agent, collateral agent, trustee or indenture trustee all items of property held by such retiring or removed administrative agent, collateral agent, trustee or indenture trustee, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor administrative agent, collateral agent, trustee or indenture trustee under this Agreement, whereupon such retiring or removed administrative agent, collateral agent, trustee or indenture trustee shall be discharged from its duties and obligations under this Agreement. Each Administrative Agent agrees to provide written notice to the Collection Account Agent and each other Administrative Agent of any successor agent appointed under the Receivables Documents or any Joined Party Transaction Documents promptly upon the effectiveness of any such succession.

15.

Further Assurances. Each of the parties hereto agrees, at the sole cost and expense of the Company, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or as may be reasonably requested by any other party to this Agreement, in order to effectuate the rules of distribution and allocation set forth in this Agreement, to otherwise effectuate the agreements made in this Agreement or to exercise and enforce the rights and remedies under this Agreement.

16.

Automatic Removal of Party. Notwithstanding any other provision of this Agreement to the contrary, the rights of any Administrative Agent, the Receivables Facility SPV or any Securitization SPV, as applicable, shall cease on the date on which the obligations under its respective Receivables Documents or Joined Party Transaction Documents, as applicable, are paid in full and such Receivables Documents or Joined Party Transaction Documents, as applicable, have been terminated in accordance with the terms thereof and such party, without further action on its part, shall no longer be a party to this Agreement; provided, however, that written notice of any such termination shall be provided to the Collection Account Agent and each other Administrative Agent. Any rights to be performed jointly by the Administrative Agents, the Receivables Facility SPV and any Securitization SPV hereunder (or any subset thereof holding joint rights to such performance hereunder) may be performed on and after such time by the Administrative Agents, the Receivables Facility SPV or any Securitization SPV (or any subset thereof holding joint rights to performance hereunder) acting pursuant to their respective Receivables Documents or Joined Party Transaction Documents, as applicable, under which obligations remain outstanding.

17.	[Reserved].

18.	Concerning the Collection Account Agent.

18.1

Each of the parties hereto acknowledges and agrees that (i) the duties, responsibilities and obligations of the Collection Account Agent shall be limited to those expressly set forth in this Agreement, each of which are solely mechanical and administrative in nature, and shall not be construed to be fiduciary, and no duties, covenants, functions, responsibilities, liabilities or obligations shall be inferred or implied, (ii) the Collection Account Agent shall not be responsible for determining or compelling compliance with any other document (including the Receivables Documents or the Joined Party Transaction Documents) in its capacity as the Collection Account Agent, (iii) the Collection Account Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, if it shall have reasonable grounds for believing that such repayment of such funds or indemnity and/or security satisfactory to it is not assured to it and (iv) the Collection Account Agent shall not be obligated to take any legal or other action hereunder, which might in its reasonable judgment involve or cause it to incur any expense or liability unless it shall have been furnished with indemnification and/or security satisfactory to it.

18.2

The Collection Account Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement its own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction. Notwithstanding any other provision of this Agreement, the Collection Account Agent shall not be liable (i) for any indirect, incidental, consequential, punitive or special losses or damages, regardless of the form of action and whether or not any such losses or damages were foreseeable or contemplated or (ii) for the acts or omissions of any nominees, correspondents, designees, agents, subagents or sub-custodians appointed by it with due care.

18.3

The Collection Account Agent shall be entitled to rely upon any order, judgment, certification, demand, instruction, notice, instrument, certification, consent, authorization, receipt, power of attorney, e-mail, .pdf or other writing delivered to it without being required to determine the authenticity or validity thereof, or the correctness of any fact stated therein or the propriety or validity or the service thereof or the jurisdiction of the court issuing any judgment or order. The Collection Account Agent may act in reliance upon any direction, notice or other document delivered hereunder and believed by it in good faith to be genuine and may assume that any person purporting to make any statement or execute any such direction, notice or other document in connection with the provisions hereof has been duly authorized to do so.

18.4

The Collection Account Agent may consult with counsel satisfactory to it, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in good faith and in accordance with the opinion and advice of such counsel.

18.5

Notwithstanding anything contained in the Agreement to the contrary, the Collection Account Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, without limitation, any provision of any present or future law or regulation or any act of any Governmental Authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Agent wire services or any electronic communication facility).

18.6

Whether or not the transactions contemplated hereby are consummated, the Company hereby agrees to indemnify the Collection Account Agent for, and hold the Collection Account Agent, and the officers, members, directors, trustees, employees, agents and affiliates of the Collection Account Agent (each, an “Indemnitee”) harmless from, all claims, demands, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, fees and expenses, including reasonable legal fees and expenses of counsel, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Indemnitee in any way arising out of, resulting from or with respect to this Agreement, any Collection Account Control Agreement, each Collection Account and the services provided with respect thereto, including, without limitation: (a) any action taken, or not taken, by the Collection Account Agent in regard thereto in accordance with the terms of this Agreement or any Collection Account Control Agreement, including with respect to the exercise by the Collection Account Agent of any of its respective rights or remedies under this Agreement or any Collection Account Control Agreement; (b) cash, checks, money orders and other items of value of any of the parties as may now or hereafter be paid, deposited, credited or held (whether for collection, provisionally or otherwise), including, without limitation, any automated clearinghouse transactions, which are returned for any reason, and any adjustments, and (c) any investigation, litigation or proceeding (including any bankruptcy, insolvency, reorganization or other similar proceeding or appellate proceeding) relating to any of the foregoing, whether based on common law, contract, tort or any other theory, whether brought by the Company or any other Person, and regardless of whether any Indemnitee is a party thereto; provided, however, that this provision shall not protect any Indemnitee against any liability caused by the gross negligence or willful misconduct of such Indemnitee as determined by the final, non-appealable judgment by a court of competent jurisdiction. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 18.6 may be unenforceable in whole or in party because they violate any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. All amounts due under this Section 18.6 shall be payable within ten (10) days after demand therefor. The provisions of this Section 18.6 shall survive the resignation or removal of the Collection Account Agent and the termination of this Agreement, the Collection Account Control Agreements and each other Financing Agreement.

18.7

As to any matter not expressly provided for by this Agreement, the Collection Account Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Parties; provided, however, that the Collection Account Agent shall not be required to take any action, which may expose the Collection Account Agent to any liability or that is contrary to this Agreement or any Requirement of Law.

18.8

The Company, the Receivables Facility SPV and each Securitization SPV hereby authorizes and directs the Collection Account Agent to comply, and the Collection Account Agent agrees to comply, with instructions originated by the Required Parties in accordance with this Agreement directing the disposition of funds from time to time in any Collection Account or as to any other matters relating to any Collection Account or any of the other Collateral or Account Collateral without further consent by any of Company, the Receivables Facility SPV or any Securitization SPV. The Collection Account Agent hereby agrees to promptly provide copies of all such instructions to the Company, the Receivables Facility SPV and each Securitization SPV. The Collection Account Agent shall be entitled to rely and act upon any written instructions received by the Collection Account Agent from the Required Parties, even if such instructions shall be contrary to any instructions received by the Collection Account Agent from any of the Company, the Receivables Facility SPV or any Securitization SPV.

18.9

The Collection Account Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, without further inquiry. In determining compliance with any condition hereunder that by its terms must be fulfilled to the satisfaction of any Administrative Agent, the Collection Account Agent may presume that such condition is satisfactory to such Administrative Agent unless the Collection Account Agent shall have received notice to the contrary from such Administrative Agent. The Collection Account Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Whenever reference is made in this Agreement or any other agreement to any discretionary action by consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collection Account Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collection Account Agent, it is understood that in all cases that the Collection Account Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other agreement unless it shall first receive such written instruction, advice or concurrence from the applicable Required Parties with respect to such action, in each case as it deems appropriate. The Collection Account Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any other agreement in accordance with a written request of the applicable Required Parties with respect to such action, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Administrative Agents, including all future Administrative Agents.

18.10

The Collection Account Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Collection Account Agent has received a written notice from an Administrative Agent or the Company referring to this Agreement describing such Default and stating that such notice is a “Notice of Default”. Subject to the terms of this Section 18.10, the Collection Account Agent shall take such action with respect to such Default as shall be directed in writing by the Required Parties.

18.11

The Collection Account Agent shall not be responsible or liable for (i) any recital, statement, representation or warranty made by the Company and contained in this Agreement or in any Financing Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collection Account Agent under or in connection with, this Agreement or any Financing Agreement, or for the adequacy, accuracy or completeness of any information supplied by the Company or any other Person under or in connection with this Agreement or any Financing Agreement, or the transactions contemplated by this Agreement, any Financing Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement or in any Financing Agreement, or for inspecting the properties, books or records of the Company, (ii) the value of, title to or perfection of any of the Account Collateral, (iii) the legality, validity, effectiveness, genuineness, adequacy, sufficiency or enforceability of this Agreement, any Financing Agreement or any other agreement or document referred to or provided for herein or therein or (iv) any failure by the Company or any other party to this Agreement or any Financing Agreement to perform its obligations hereunder or thereunder.

18.12

The Collection Account Agent shall not (i) be charged with knowledge of the terms of any Financing Agreement to which it is not a party, (ii) be responsible for the compliance by any other party with the terms of the Financing Agreements, or (iii) be liable or responsible for any loss or diminution in value of any of the Account Collateral, other than any loss or diminution in value of the Account Collateral caused by the gross negligence or willful misconduct of the Collection Account Agent as determined in a final, non-appealable judgment by a court of competent jurisdiction.

18.13

The Collection Account Agent shall not have any duty or liability (i) for the sufficiency, correctness, genuineness or validity of any funds or securities deposited with or held by it or by any of the Collection Account Banks, (ii) with respect to the filing of continuation statements, termination statements, or financing statements of any kind, nor for perfection of any security interest with respect to the Account Collateral or otherwise under the Collection Account Control Agreements or any Financing Agreement, (iii) to ascertain or inquire as to, or determine, confirm or verify, the information, contents or amount of any notice, certificate, report or other document delivered hereunder, (iv) to make any calculations, (v) to independently determine if any payment or funds transfer is required to be made pursuant to this Agreement, (vi) to make any payment, funds transfer or take any action hereunder unless it is first instructed, in writing, by the proper party to make such payment, transfer or take such action, or (vii) to determine if any necessary consent is obtained or notice is given to the extent that the Collection Account Agent is acting in accordance with written instructions provided to it pursuant to and subject to the terms and conditions of this Agreement.

18.14

The Collection Account Agent shall not be bound to monitor or inquire (i) whether or not any Default has occurred, (ii) as to the observance, completion, performance, compliance, default or breach by any party (other than the Collection Account Agent) of its obligations, covenants or agreements hereunder or under the Collection Account Control Agreements or any Financing Agreement, or with respect to any reports or other documents filed under this Agreement, the Collection Account Control Agreements or any Financing Agreement; or (iii) whether any other event or condition specified in the Collection Account Control Agreements or any Financing Agreement has occurred.

18.15	[Reserved].

18.16

The Collection Account Agent may engage or be interested in any financial or other transactions with any party to this Agreement and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not the Collection Account Agent hereunder.

18.17

The authorizations, rights, privileges, protections and benefits given to the Collection Account Agent are extended to, and shall be enforceable by, the Collection Account Agent hereunder, and under any Collection Account Control Agreement to which it is a party.

18.18

The Collection Account Agent is hereby authorized to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency. The Collection Account Agent shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of the Collection Account Agent’s compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree may later be reversed, modified, set aside or vacated.

18.19

The Collection Account Agent shall not be responsible or liable to perform any duties or obligations (including Allocation Services) of the Company hereunder or under any Financing Document (including after a Default has occurred); provided, however, that the foregoing shall not limit the rights and obligations of the Collection Account Agent hereunder to instruct the disposition of funds in each Collection Account in accordance with the written instructions of the Required Parties.

18.20

Subject to the appointment and acceptance of a successor Collection Account Agent, as provided below, the Collection Account Agent may resign at any time by giving sixty (60) days’ written notice thereof to each other party hereto. The Collection Account Agent may be removed at any time with or without cause by the Administrative Agents upon thirty (30) days’ notice to the Collection Account Agent and the Company. Notwithstanding anything to the contrary, no resignation or removal of the Collection Account Agent shall be effective until (i) a successor Collection Account Agent is appointed in accordance with this Section 18.20, (ii) the resigning or removed Collection Account Agent has transferred to its successor all of its rights and obligations in its capacity as the Collection Account Agent under this Agreement and each Collection Account Control Agreement (including any funds on deposit in accounts held by the Collection Account Agent (if applicable) to new accounts established by the successor Collection Account Agent), and (iii) the successor Collection Account Agent has executed and delivered an agreement to be bound by the terms hereof and perform all duties required of the Collection Account Agent hereunder and under each Collection Account Control Agreement. Upon any such resignation, the Administrative Agents shall have the right to jointly appoint a successor with, so long as no Default has occurred and is continuing, the consent of the Company (not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Administrative Agents and, if applicable, approved by the Company and shall have accepted such appointment prior to the effective date of such resignation, then the resigning Collection Account Agent may (but shall not be required), with the consent of the Administrative Agents and, so long as no Default has occurred and is continuing, the consent of the Company (not to be unreasonably withheld or delayed), appoint a successor Collection Account Agent or, at the expense of the Company, apply to a court of competent jurisdiction to appoint a successor Collection Account Agent. Upon the acceptance of any appointment as the Collection Account Agent hereunder by the successor Collection Account Agent, (i) such successor Collection Account Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Collection Account Agent, and the resigning or removed Collection Account Agent shall be discharged from its duties and obligations hereunder (but without prejudice to any accrued liabilities), and (ii) the resigning or removed Collection Account Agent shall, upon payment of its charges and all other amounts payable to it hereunder, promptly transfer any Account Collateral within its possession or control to the possession or control of the successor Collection Account Agent and shall execute and deliver such notices, instructions, assignments and other documents as may be necessary or desirable to effect such transfer. After the retiring Collection Account Agent’s resignation or removal hereunder as Collection Account Agent, (x) the provisions of this Section 18 shall (i) continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collection Account Agent and (ii) survive with respect to any indemnification claim it may have relating to this Agreement, notwithstanding such resignation or removal or termination of this Agreement. Notwithstanding anything herein to the contrary, any Person into which the Collection Account Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Collection Account Agent shall be a party, or any Person succeeding to the business of Collection Account Agent, shall be the successor of the Collection Account Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession.

18.21

The Company shall pay the Collection Account Agent for its services performed hereunder such fees as separately agreed by the Company and the Collection Account Agent. The Company agrees to pay to the Collection Account Agent all out-of-pocket costs and expenses incurred by the Collection Account Agent, including the reasonable fees and expenses of its counsel, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the Collection Account Control Agreements, and any amendments, modifications or waivers of the provisions hereof or thereof, and all reasonable and documented out-of-pocket expenses incurred by Collection Account Agent (including the reasonable fees and expenses of its counsel) in connection with the exercise, enforcement or protection (whether through negotiations, legal proceedings or otherwise) of its rights under this Agreement and the Collection Account Control Agreements.

19.

Termination. This Agreement shall continue in effect until the obligations under the Receivables Documents and each of the Joined Party Transaction Documents, respectively, are paid in full (as notified in writing by the Company to the Collection Account Agent and each Administrative Agent).

20.

Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof or any other electronic means as provided in the immediately following sentence. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

21.	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

21.1

Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE COLLECTION ACCOUNT AGENT IN THE LOCK-BOXES, THE COLLECTION ACCOUNTS OR ANY ACCOUNT SECURED PARTY IN THE ACCOUNT COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

21.2	Consent to Jurisdiction.

(i) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR

PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 21.2 SHALL AFFECT THE RIGHT OF THE RFA ADMINISTRATIVE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE COMPANY, THE RECEIVABLES FACILITY SPV, EACH JOINED PARTY, EACH SECURITIZATION SPV AND THE COLLECTION ACCOUNT AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(ii) EACH OF THE COMPANY, THE RECEIVABLES FACILITY SPV, EACH JOINED PARTY, EACH SECURITIZATION SPV AND THE COLLECTION ACCOUNT AGENT CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 26. NOTHING IN THIS SECTION 21.2 SHALL AFFECT THE RIGHT OF THE RFA ADMINISTRATIVE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

21.3

Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

22.

Amendments. Except for any Joinder Agreement, no amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto (other than any Person as to which this Agreement has been terminated pursuant to Section 16). Each Joinder Agreement shall be executed by the Collection Account Agent, the Company, the related Joined Party and the related Securitization SPV, if any, and the Company shall cause a copy of each Joinder Agreement to be delivered to each other party hereto.

23.

Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns; provided that the Company shall not be permitted to assign this Agreement or all or any portion of the Account Collateral without the consent of the Collection Account Agent and the Administrative Agents.

24.

Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

25.

No Petition. Each of the Collection Account Agent, each Administrative Agent, the Company, the Receivables Facility SPV, each Securitization SPV and each Joined Party hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all amounts due under or in connection with the last to terminate of the (i) Receivables Financing Agreement and (ii) the last to terminate of the Joined Party Transaction Documents, it will not institute against, or join any other Person in instituting against, the Receivables Facility SPV or any Securitization SPV, as applicable, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, including any sequestration order; provided, that the RFA Administrative Agent may take any such action in its sole discretion following the occurrence of a Default. This Section 25 shall survive the termination of this Agreement.

26.

Notices. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and email communication) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name on its signature page hereto or in the applicable Joinder Agreement or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile or email shall be effective upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail or other written acknowledgement), and notices and communications sent by other means shall be effective when received. All written directions and instructions to the Collection Account Agent, including Control Directions (each of which shall be provided by email (with an attachment in Portable Document Format (.pdf) signed by an authorized signatory)) given hereunder, shall be in English and executed by an officer or other representative who is legally authorized to act on behalf of, and to legally bind, the Company or the Administrative Agents, as applicable. No person shall be deemed to be an authorized signatory of the Company or the Administrative Agents, as applicable, unless such person is named on a certificate of incumbency of, or is otherwise named in a written notice signed by an authorized signatory and delivered by, the Company or the related Administrative Agent. The Company and the Administrative Agents shall deliver to the Collection Account Agent, on or before the execution of this Agreement, a certificate, in form and substance satisfactory to the Collection Account Agent, setting forth the names and specimen signatures of such parties’ authorized signatories permitted to provide instructions to the Collection Account Agent, and promptly provide any changes to such certificate from time to time thereafter. The Collection Account Agent shall be entitled to rely conclusively on such certificate until it receives a certificate specifically stating that it is a superseding certificate.

27. Limited Recourse.

27.1

No recourse under or with respect to any obligation, covenant or agreement of the Receivables Facility SPV or any Securitization SPV under this Agreement shall be had against any member, incorporator, stockholder, affiliate, officer, employee, manager or director of the Receivables Facility SPV or any Securitization SPV; it being expressly agreed and understood that the agreements of the Receivables Facility SPV and each Securitization SPV are, in each case, solely the limited liability company or corporate obligations of such entity.

27.2

No claim may be made by the Company, the Receivables Facility SPV, any Securitization SPV or the Collection Account Agent against any Administrative Agent or their respective affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection herewith or therewith; and each of the Company, the Receivables Facility SPV, each Securitization SPV and the Collection Account Agent hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Administrative Agents and their respective affiliates shall have any liability to the Company, the Receivables Facility SPV, any Securitization SPV or the Collection Account Agent or any affiliate thereof or any other Person asserting claims on behalf of or in right of the Company, the Receivables Facility SPV, any Securitization SPV or the Collection Account Agent or any affiliate thereof in connection with or as a result of this Agreement or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company, the Receivables Facility SPV, any Securitization SPV or the Collection Account Agent or any affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Administrative Agent in performing its duties and obligations hereunder.

27.3

The obligations of each Administrative Agent under this Agreement are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement any member, director, officer, employee or incorporator of any such Person.

27.4	This Section 27 shall survive the termination of this Agreement.

28.	Indemnification of Administrative Agents.

28.1

Without limiting any other rights that any Administrative Agent and their respective assigns, officers, directors, agents and employees (each, an “Indemnified Party”) may have hereunder, under the Receivables Documents or the applicable Joined Party Transaction Documents, as applicable, or under applicable law, the Company hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including all reasonable and documented fees, costs, expenses and disbursements of a single external counsel engaged by such Indemnified Party) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement; excluding, however, Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted solely from the gross negligence or willful misconduct by such Indemnified Party seeking indemnification. Without limiting or being limited by the foregoing, the Company shall pay on demand (it being understood that such payment will be made first from amounts on deposit in the Collection Accounts representing payments on Retained Assets), to the applicable Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts which such Indemnified Party is entitled to receive hereunder.

28.2

If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless for any Indemnified Amount, then the Company shall contribute to such Indemnified Party the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its affiliates on the one hand and such Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Company and its affiliates and such Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to each Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and the Indemnified Parties.

28.3	This Section 28 shall survive the termination of this Agreement.

29.	Indemnification by the Administrative Agents.

29.1

To the extent that the Company has failed for any reason to pay in full any amounts owing by the Company to the Collection Account Agent in accordance with Section 18.6 or 18.21 within ten (10) days after demand therefor, including from amounts on deposit in the Collection Accounts representing payments on Retained Assets (which may be withdrawn by the Collection Account Agent in accordance with Section 12.5), without relieving the Company of its obligations under Sections 18.6 or 18.21, the Administrative Agents then party to this

Agreement agree, on a several and not joint basis, in accordance with their Pro Rata Portions, during any Control Period to pay to the Collection Agent such unpaid amounts owing under Section 18.6 or 18.21, other than any liability caused by the gross negligence or willful misconduct of such Indemnitee as determined by the final, non-appealable judgment by a court of competent jurisdiction; provided, however, that no Administrative Agent’s Pro Rata Potion shall exceed the amount actually received by such Administrative Agent in respect of indemnification or any contribution to the extent of amounts it receives in respect of such obligation to indemnify hereunder, in each case under its related Joined Party Transaction Documents or, in the case of the RFA Administrative Agent, under the Receivables Documents; provided, further that any indemnities, costs, charges, expenses or disbursements of any kind payable pursuant to this Section 29.1 shall be applied, first, as a reduction of amounts that constitute Retained Assets and second, from amounts owing to the Administrative Agents ratable in accordance with their Pro Rata Portions, in each case as directed jointly in writing by the Administrative Agents. All amounts due under this Section 29.1 shall be payable within ten (10) days after demand therefor. The provisions of this Section 29.1 shall survive the resignation or removal of the Collection Account Agent and the termination of this Agreement, the Collection Account Control Agreements and each other Financing Agreement.

[signatures appear on the following pages]

IN WITNESS WHEREOF, the parties have caused this Collection Account Intercreditor Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PACIFIC GAS AND ELECTRIC COMPANY

By:	/s/ David Thomason
Name:	David Thomason
Title:	Vice President, Chief Financial Officer and Controller

Address:
Pacific Gas and Electric Company
P.O. Box 770000
San Francisco, California 94177
Attention: Treasurer
Telecopy: (415) 973-8968
Telephone: (415) 973-8956
Email: BankingandMoneyManagementDepartment@pge.com

with a copy to (which shall not constitute notice):

Pacific Gas and Electric Company
P.O. Box 770000
San Francisco, California 94177
Attention: General Counsel
Telecopy: (415) 973-5520
Telephone: (415) 973-8956

Collection Account Intercreditor Agreement

MUFG BANK, LTD., as RFA Administrative Agent

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

Address:
MUFG Bank, Ltd. 1221 Avenue of the Americas
New York, NY 10020-1104
Attn: Securitized Products
Tel: 212-782-6957
Fax: 212-782-4471
Email: securitization_reporting@us.mufg.jp

Collection Account Intercreditor Agreement

CITIBANK, N.A.

By:	/s/ Daniel Rothman
Name:	Daniel Rothman
Title:	Senior Trust Officer

Address:
Citibank, N.A.
Agency & Trust 480 Washington Boulevard, 30th Floor
Jersey City, NJ 07310
Attn: Daniel Rothman
Email: Daniel.rothman@citi.com / cts.spag@citi.com

[end of signatures]

Collection Account Intercreditor Agreement

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement, dated as of [____] [__], 20[__] (this “Joinder Agreement”) is entered into by and among Pacific Gas and Electric Company (the “Company”), Citibank, N.A., in its role as Collection Account Agent under the Agreement (as defined below) and [Joined Party] in connection with, and pursuant to, the Collection Account Intercreditor Agreement, dated as of October 5, 2020 (such agreement as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Company, MUFG BANK, LTD., each trustee, indenture trustee, lender, administrative agent, collateral agent, purchaser or other party (excluding any Securitization SPV) joined by execution of the Joinder Agreement, each Securitization SPV joined by execution of a Joinder Agreement and [_____________], not in its individual capacity but solely as agent (the “Collection Account Agent”). Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

The “Joined Party Transaction Documents”, when used in the Agreement with respect to the undersigned, shall mean [•].

The “Joined Party Transaction Collateral”, when used in the Agreement with respect to the undersigned, shall mean [•].

The Joined Party, by its execution and delivery of this Agreement, agrees to the terms and conditions of the Agreement and to be bound thereby as a Joined Party. The Company and the Joined Party agree that the obligations of the Company under the Joined Party Transaction Documents entitled to the benefits of Agreement and the other terms and conditions of the Agreement.

Notices to the undersigned to be delivered pursuant to Section 26 of the Agreement may be delivered at the following address:

[________________________]
[________________________]
[________________________]
[________________________]

The [“Joined Party Account”][“Securitization SPV Account”], when used in the Agreement with respect to the undersigned shall mean:

Bank Name:	[________________________]
Bank Location (City, State):	[________________________]
ABA Routing No.:	[________________________]
Account Name:	[________________________]
Account No.:	[________________________]
Reference:	[________________________]
F/F/C to (if applicable):	[________________________]

THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Joinder Agreement may be executed by one or more of the parties to this Joinder Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Joinder Agreement by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof or any other electronic means as provided in the immediately following sentence. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Joinder Agreement and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[signatures appear on the following page]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of this ____ day of ________________, 20___.

PACIFIC GAS AND ELECTRIC COMPANY

By:
Name:
Title:

[CITIBANK, N.A.]

By:
Name:
Title:

[JOINED PARTY]

By:
Name:
Title:

[RELATED SECURITIZATION SPV]

By:
Name:
Title:

EXHIBIT B

FORM OF CONTROL DIRECTION

Citibank, N.A., as Collection Account Agent                                   [Date]

Agency & Trust

480 Washington Boulevard, 30th Floor

Jersey City, NJ 07310

Attention: Daniel Rothman

By Email: Daniel.rothman@citi.com / cts.spag@citi.com

RE: Collection Account Intercreditor Agreement, dated as of October 5, 2020

Ladies and Gentlemen:

We hereby notify you that, (i) a Default has occurred and is continuing under the Receivables Financing Agreement or Joined Party Transaction Document to which the undersigned is a party, and (ii) pursuant to the Collection Account Intercreditor Agreement, dated as of October 5, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Pacific Gas and Electric Company, MUFG Bank, Ltd., each trustee, indenture trustee, lender, administrative agent, collateral agent, purchaser or other party (excluding any Securitization SPV) joined by execution of the Joinder Agreement, each Securitization SPV joined by execution of a Joinder Agreement and Citibank, N.A., not in its individual capacity but solely as Collection Account Agent, we are exercising our rights to end the control by the Company of the Account Collateral and amounts now or hereafter existing in the Collection Accounts, and hereby instruct you to deliver a “Notice of Sole Control”, a “Notice of Exclusive Control”, a “Notice of Control” or other notice of control to each Collection Account Bank in accordance with the applicable Collection Account Control Agreement, and to instruct the Collection Account Bank to transfer by 5:00 p.m. New York time on each Business Day any assets held by it in the applicable Collection Accounts to an account or accounts established by the Collection Account Agent for the benefit of the Account Secured Parties unless and until you receive a Termination Notice rescinding this notice.

Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

Very truly yours,

[DIRECTING PARTY]

By:
Name:
Title:

EXHIBIT C

CREDIT AND COLLECTION POLICY

[attached]

SCHEDULE I

Lock-Boxes and Collection Accounts